Exhibit 99.1

News Release
Contact:	Thomas Joyce, Public Relations (612) 303-3167 Sean O’Connor, Investor Relations (612) 303-0778

U.S. BANCORP DISCLOSES SUMMARY RESULTS OF DODD-FRANK ACT STRESS TEST

MINNEAPOLIS (March 20, 2014) — Today U.S. Bancorp disclosed a summary of its Dodd-Frank Act Stress Test (“DFAST”) results.  The disclosure includes U.S. Bancorp’s projected stressed minimum and end-of-period capital ratios for the period from the fourth quarter of 2013 through the fourth quarter of 2015.  The projections assume annual common stock dividends equal to the average dollar amount paid in the previous year and no stock redemption or repurchase activity, in addition to estimates of losses, revenues, net income before taxes and loan losses by type of loan over the same time period.  The projections were made under the Supervisory Severely Adverse Scenario defined by the Federal Reserve.  This hypothetical stressed economic scenario is designed to assess the overall strength and resilience of the banking industry and does not necessarily represent future economic conditions expected by the Company.

A summary of the Company’s DFAST results are included in the table below.  The Company’s DFAST results may differ from those calculated and published by the Federal Reserve due to differences in models, methodologies and tax rate, among other things.  A document summarizing the risks and methodologies used to calculate the results, as well as an analysis of the significant reasons for the changes in capital ratios under the hypothetical stressed economic scenario is available on our website at www.usbank.com.

CCAR 2014

U.S. Bancorp Disclosure

Dodd-Frank Stress Testing Results

Projected stressed capital ratios, risk-weighted assets, losses, revenues, net income before taxes, and loan losses

Supervisory-defined severely adverse scenario

U.S. Bancorp

Projected stressed capital ratios through Q4 2015

	Actual	Stressed capital ratios (1)
	Q3 2013	Ending	Minimum
Tier 1 common ratio (%)	9.3%	8.5%	8.5%
Common equity tier 1 capital ratio (%) (2)	n/a	8.1%	8.1%
Tier 1 risk-based capital ratio (%)	11.2%	9.5%	9.5%
Total risk-based capital ratio (%)	13.3%	11.5%	11.5%
Tier 1 leverage ratio (%)	9.6%	7.7%	7.7%

(1)  The capital ratios are calculated using capital action assumptions provided within the Dodd-Frank Act stress testing rule.  These projections represent hypothetical estimates that involve an economic outcome that is more adverse than expected.  These estimates are not forecasts of expected losses, revenues, net income before taxes, or capital ratios.  The minimum capital ratio presented is for the period Q4 2013 to Q4 2015.

(2)  Advanced approaches bank holding companies (BHCs) are subject to the common equity tier 1 ratio for each quarter of 2014.  All bank holding companies are subject to the common equity tier 1 ratio for each quarter of 2015.  For purposes of this stress test cycle, an advanced approaches BHC includes any BHC that has consolidated assets greater than or equal to $250 billion or total consolidated on-balance sheet foreign exposure of at least $10 billion as of December 31, 2013.  See 12 CFR 217.100(b)(1); 12 CFR part 225, appendix G, section 1(b).  Other BHCs include any BHC that is subject to 12 CFR 225.8 and is not an advanced approaches BHC.

n/a  Not applicable.

Projected loan losses, by type of loans, Q4 2013-Q4 2015

		Portfolio
	Billions of	loss
	dollars	rates (%)(1)
Loan losses	15.0	6.6%
First-lien mortgages, domestic	1.8	3.1%
Junior liens and HELOCs, domestic	0.7	4.7%
Commercial and industrial (2)	3.5	7.2%
Commercial real estate, domestic	3.9	9.6%
Credit cards	2.9	15.6%
Other consumer (3)	1.2	4.2%
Other loans (4)	1.0	5.2%

(1)  Average loan balances used to calculate portfolio loss rates exclude loans held for sale and loans held for investment under the fair-value option, and are calculated over nine quarters.

(2)  Commercial and industrial loans include small- and medium- enterprise loans and corporate cards.

(3)  Other consumer loans include student loans and automobile loans.

(4)  Other loans include international real estate loans.

Note:  Estimates may not sum precisely due to rounding.

Actual Q3 2013 and projected Q4 2015 risk-weighted assets

Projected Q4 2015
		Current	Basel lll
	Actual	general	standardized
	Q3 2013	approach	approach
Risk-weighted assets (billions of dollars) (1)	293.2	283.6	296.1

(1)  For each quarter in 2014, risk-weighted assets are calculated using the current general risk-based capital approach.  For each quarter in 2015, risk-weighted assets are calculated under the Basel lll standardized capital risk-based approach, except for the tier 1 common ratio which uses the general risk-based capital approach for all quarters.

Projected losses, revenue, and net income before taxes through Q4 2015

		Percent of
	Billions of	average
	dollars	assets (1)
Pre-provision net revenue (2)	17.1	4.6%
Other revenue (3)	0.0
less
Provisions	17.5
Realized losses/gains on securities (AFS/HTM)	0.1
Trading and counterparty losses (4)	0.0
Other losses/gains (5)	0.0
equals
Net income before taxes	(0.5)	-0.1%
Memo items
Other comprehensive income (6)	0.4
Other effects on capital	Q4 2014	Q4 2015
AOCI included in capital (billions of dollars) (7)	(0.3)	(0.3)

(1)  Average assets is the nine-quarter average of total assets.

(2)  Pre-provision net revenue includes losses from operational-risk events, mortgage repurchase expenses, and other real estate owned (OREO) costs.

(3)  Other revenue includes one-time income and (expense) items not included in pre-provision net revenue.

(4)  Trading and counterparty losses include mark-to-market and credit valuation adjustments (CVA) losses and losses arising from the counterparty default component applied to derivatives, securities lending, and repurchase agreement activities.

(5)  Other losses/gains includes projected change in fair value of loans held for sale and loans held for investment measured under the fair-value option.

(6)  Other comprehensive income is only calculated for advanced approaches BHCs, as only those BHCs include accumulated other comprehensive income (AOCI) in calculations of regulatory capital.  Other comprehensive income includes incremental unrealized losses/gains on AFS securities and on any HTM securities that have experienced other than temporary impairment.

(7)  For advanced approaches BHCs, 20 percent of AOCI is included in capital calculations for 2014 and 40 percent of AOCI is included in capital calculations for 2015.  For the purposes of this stress test cycle, non-advanced approaches BHCs are assumed to opt-out of including AOCI in their capital calculations.

Minneapolis-based U.S. Bancorp (“USB”), with $364 billion in assets as of Dec. 31, 2013, is the parent company of U.S. Bank National Association, the 5th largest commercial bank in the United States.  The Company operates 3,081 banking offices in 25 states and 4,906 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.  Visit U.S. Bancorp on the web at www.usbank.com.

Forward-Looking Statements

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements about U.S. Bancorp.  Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof.  The forward-looking statements contained in this press release include, among other things, projected future capital ratios, revenue, net income before taxes, and loan losses of U.S. Bancorp based on a hypothetical scenario containing assumptions that may not come to pass in the future.  There can be no assurance that U.S. Bancorp’s actual results would match the results disclosed herein if the assumed scenario was to occur.

These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp.  Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated.  Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities.  Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility.  Continued stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets could cause additional credit losses and deterioration in asset values.  In addition, U.S. Bancorp’s business and financial performance is likely to be negatively impacted by recently enacted and future legislation and regulation.  U.S. Bancorp’s results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.  However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties.  Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.

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